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                                AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

                 This Amendment No. 1 to the Asset Purchase Agreement, dated as of April 21, 1995, is between Marcus Cable of San Angelo, L.P., a Delaware limited partnership ("Seller"), and Teleservice Corporation of America, a Texas corporation ("Buyer").

                                 WITNESSETH:

                 WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement, dated as of March 24, 1995 (the "Purchase Agreement");

                 WHEREAS, Section 10.2(f) of the Purchase Agreement gives the Buyer the option to terminate the Purchase Agreement within three business days after April 24, 1995 if the Seller has not delivered a letter from the City of Andrews which indicates that the City of Andrews will continue in good faith with the Buyer the informal renewal discussions that are currently underway with the Seller;

                 WHEREAS, Seller and Buyer wish to extend the time for delivery of such letter from the City of Andrews until June 15, 1995.

                 NOW THEREFORE, in consideration of the premises and the agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 Section 10.2(f) of the Purchase Agreement is hereby amended to read in its entirety as follows:

                          "By Buyer, within three business days after June 15, 1995, if Seller has not delivered a letter from the City of Andrews which indicates that the City of Andrews will continue in good faith with Buyer the informal renewal discussions that currently are underway with Seller."




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                 IN WITNESS WHEREOF, the parties have duly executed and
delivered this Amendment No. 1 to the Asset Purchase Agreement as of the date first above written.

                             MARCUS CABLE OF SAN ANGELO, L.P.

                             By:      Marcus Cable Operating Company, L.P.,
                                      its general partner
                             By:      Marcus Cable Company, L.P., its general
                                      partner
                             By: Marcus Cable Properties, L.P., its general partner
                             By: Marcus Cable Properties, Inc., its general partner



                                      By: /s/ JEFFREY A. MARCUS
                                         Name:  Jeffrey A. Marcus
                                         Title: President


                             TELESERVICE CORPORATION OF
                             AMERICA


                             By: /s/ FRED R. NICHOLS
                                Name:  Fred R. Nichols
                                Title: President




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